SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  May 1, 2009

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware.	1-11596.	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Incentive Plans (“MIP”)

On May 1, 2009, the Company’s Compensation and Stock Option Committee (“Compensation Committee”) approved individual management incentive plans for fiscal year 2009 for Dr. Louis F. Centofanti, our Chief Executive Officer (“CEO”), Larry McNamara, our Chief Operating Officer (“COO”), and Ben Naccarato, our Chief Financial Officer (“CFO”).  The MIPs are effective as of January 1, 2009.  Each MIP provides cash compensation based on achievement of performance thresholds, with the amount of such compensation established as a percentage of base salary.  The potential target performance compensation ranges from 25% to 44% of the 2009 base salary for the CFO and 50% to 87% of the base salary for each of the COO and CEO.

The performance compensation for the COO and CEO is based upon achievement of corporate financial net income and revenue, health, safety, and environmental compliance objectives during fiscal year 2009.  Of the total potential performance compensation, 55% is based on net income goals, 15% is based on revenue goals, 15% is based on the number of health and safety claim incidents that occur during fiscal year 2009, and the remaining 15% is based on the number of notices alleging violations relating to environmental, health or safety requirements under our permit or license violations that occur during the fiscal year. The revenue and net income components are based on our board approved 2009 budget.

The performance compensation for the CFO is based upon achievement of net income, administrative expense, financial oversight, centralization of accounting and information technology functions objectives, as well as the timely filing with the Securities and Exchange Commission (“SEC”) of the Company’s annual and quarterly reports and Form 8-Ks. Of the total potential performance compensation, 25% is based on net income goals, 15% is based on maintaining or reducing our budgeted administrative expense, 10% is based on the timeliness of the Company’s annual, quarterly, and Form 8-K report filings with the SEC, 10% is based on financial oversight, 10% is based on compliance with the requirements of the Sarbanes-Oxley Act of 2002, and 30% is based on accounting centralization and information technology objectives.  The net income and administrative expense components are based on our board approved 2009 budget.

Performance compensation earned under each MIP by the CEO, COO, and CFO will be reduced by 15% if the Company’s unbilled trade receivable balance older than December 31, 2006, is not reduced by $4.0 million or more as of December 31, 2009, from the unbilled balance as of December 31, 2008.  The minimum performance compensation becomes payable upon achieving between 85% to 100% of corporate financial objectives, with the maximum performance compensation becoming payable upon achieving 161% of such objectives, except the CFO’s minimum performance compensation for achieving administrative expense goals is based on maintaining the Company’s administrative expense at 100% of the objective, with the maximum performance compensation payable if administrative expense is 88% of the objective.

The annual MIP compensation is estimated and prepaid on a quarterly basis.  The following table sets forth the MIP compensation payable with respect to the first quarter of 2009:

Name	MIP Compensation 1st Quarter 2009
Dr. Louis F. Centofanti	$29,887.65
Larry McNamara	$26,566.80
Ben Naccarato	$8,775.00

Based on the amount of annual MIP compensation payable with respect to the 1st quarter of 2009, if the participants achieve the maximum amounts that may be earned for the remaining three quarters of 2009, the CEO, COO, and CFO would earn approximately $221,455, $189,278, and $87,500,  under their respective MIP arrangement for 2009.

If at the conclusion of any calendar quarter, the MIP compensation prepayment due to the CEO, COO, or CFO is less than the amount prepaid in the previous quarters during 2009 to such individual and the overpayment exceeds $25,000, the MIP participant will reimburse the Company for the amount of the overpayment through payroll deductions in accordance with the Company’s normal payroll practices.

If the MIP participant’s employment with the Company is voluntarily or involuntarily terminated prior to a regularly scheduled MIP compensation payment period, no MIP payment will be payable for and after such period.  The Compensation Committee retains the right to modify, change or terminate each MIP at any time and for any reason.

The summary of the terms of each MIP set forth above is qualified in its entirety by reference to the terms of such MIPs, which are  attached hereto as Exhibits 10.1, 10.2, and 10.3, and incorporated herein by reference.

Employment Agreements

On May 6, 2009, the Company entered into employment agreements with each of Dr. Louis F. Centofanti (the “CEO Agreement”), Larry McNamara (the “COO Agreement”), and Ben Naccarato (the “CFO Agreement”).  Pursuant to the employment agreements, (a) Dr. Centofanti will continue to serve as the Company’s Chief Executive Officer and President, with an annual base salary of $253,094, (b) Mr. McNamara will continue to serve as the Company’s Chief Operating Officer, with an annual base salary of $216,320, and (c) Mr. Naccarato will continue to serve as the Company’s Chief Financial Officer, with an annual base salary of $200,000.  In addition, each such executive officer is entitled to participate in the Company's benefits plans and to any performance compensation payable under the respective MIP described above.

Each of the employment agreements is effective for three years, unless earlier terminated by the Company with or without “cause” (as defined in the agreements) or by the executive officer for “good reason” (as defined in the agreements) or any other reason.  If the executive officer’s employment is terminated due to death, disability or for cause, the Company will pay to the executive officer or to his estate a lump sum equal to the sum of any unpaid base salary through the date of termination and any benefits due to the executive officer under any employee benefit plan, excluding any severance program or policy (the “Accrued Amounts”).

If the executive officer terminates his employment for “good reason” (as defined in the agreements) or is terminated without cause, the Company will pay the executive officer a sum equal to the total Accrued Amounts, plus one year of full base salary.  If the executive terminates his employment for a reason other than for good reason, the Company will pay to the executive the amount equal to the Accrued Amounts.  If there is a Change in Control (to be defined in the employment agreements), all outstanding stock options to purchase common stock held by the executive officer will immediately become exercisable in full.  The amounts payable with respect to a termination (other than base salary and amounts otherwise payable under any Company employee benefit plan) are payable only if the termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)).

The summary of the terms of the CEO Agreement, COO Agreement, and CFO Agreement set forth above is qualified in its entirety by reference to the terms of such employment agreement, which are  attached hereto as Exhibits 10.4, 10.5, and 10.6, respectively, and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)       Exhibits

Exhibit Number	Description
.
10.1	2009 Incentive Compensation Plan for Chief Executive Officer, effective January 1, 2009.

10.2	2009 Incentive Compensation Plan for Chief Operating Officer, effective January 1, 2009

10.3	2009 Incentive Compensation Plan for Vice President, Chief Financial Officer, effective January 1, 2009

10.4	Employment Agreement dated May 6, 2009 between Louis Centofanti, Chief Executive Officer, and Perma-Fix Environmental Services, Inc.

10.5	Employment Agreement dated May 6, 2009 between Larry McNamara, Chief Operating Officer, and Perma-Fix Environmental Services, Inc.

10.6	Employment Agreement dated May 6, 2009 between Ben Naccarato, Chief Financial Officer, and Perma-Fix Environmental Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 7, 2009

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer